EXHIBIT 12.1
                         RECKSON SERVICE INDUSTRIES, INC
                       RATIOS OF EARNINGS TO FIXED CHARGES

         The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the periods shown:


          For the year ended                    July 15, 1997 to
           December 31, 1998                    December 31, 1997
           -----------------                    -----------------
           $6,251,423(1)                         $225,293 (2)

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(1)   The excess of losses over fixed charges amounted to $6,251,423
(2)   The excess of losses over fixed charges amounted to $225,293.